Q1 2022 Shareholder Letter

Dear Shareholders The first quarter of 2022 presented no shortage of global uncertainty and conflict, and it also demonstrated the strength of Upwork’s business as we continued to execute on our strategy to innovate, evangelize, and scale the world’s work marketplace. In the first quarter, Gross Services Volume (GSV) grew 27% year-over-year to over $1 billion, and revenue grew 24% year-over-year to $141.3 million. This is the first time our quarterly GSV has hit $1 billion, marking an important landmark in our growth. As we continue to build recognition of Upwork and our offerings, we were thrilled to be recognized on the TIME100 Most Influential Companies list. Our continued momentum was marked by milestones spanning product, marketing, and sales. Our product innovation and scaling continued with the launch of Project Catalog™ Consultations, the rollout of boosted proposals and availability badges to all talent, and the announcement of the simplification of our pricing and packaging for non-Enterprise Clients. We also launched improvements to in-contract messaging between clients and talent, furthering their ability to build long-lasting relationships on our work marketplace. On the marketing side, we continue to be laser-focused on raising awareness of Upwork with customers and prospects, and we are encouraged by early signals from our brand marketing investments. This includes 20% and 24% increases in overall website traffic and client registrations, respectively, from levels in the third quarter of 2021, before our brand marketing investments ramped up. On the sales front, we delivered another strong quarter, with new Enterprise Client deals up 33% year-over-year and Enterprise Revenue growing 57% year-over-year. We operate a global business in more than 180 countries, and the Russian invasion of Ukraine on February 24 impacted our team, our customers, and our business. Approximately 10% of our 2021 revenue stemmed from work where either the talent or client was located in Ukraine, Russia, or Belarus, and approximately 10% of our own team members were located in those three countries. While this quarter has put us to the test, this test has highlighted three truths about Upwork: that our team and customer relationships are strengthened by our shared purpose and values; that our business is robust and resilient; and that the Upwork business has attributes that are increasingly relevant and distinctive in an evolving world. The first truth from this crisis has been the power of our shared purpose and values in aligning our internal team and our global community. We moved thoughtfully but decisively in making the decision to suspend operations in Russia and Belarus. It was clear from a values and an operational perspective that this was the right choice for Upwork and our global customer base. We operate a people-centric business with trust-based relationships at its core, so we took extreme care with every step of the decision to suspend new business initiation with customers in Russia and Belarus beginning on March 7, 2022, and to end all active contracts on our work marketplace with customers in those countries on May 1, 2022. Our implementation of these changes and related efforts has been undertaken to strengthen our team and customer relationships, deliver on our brand promise, and reinforce our community ties, even during a difficult time. To support talent in Ukraine, we reoriented our product roadmap to quickly launch features to support and protect their livelihoods, including: © 2022 Upwork Inc. 2

● a way to donate directly to talent via Project Catalog with no talent fees, no intermediaries, and no expectations for work to be completed; ● waiving any potential negative impact on talent’s Job Success Scores so they can preserve their hard-won Upwork reputations even if they are currently unable to work; ● providing faster access to funds through expedited payments; and ● launching a feature for freelancers to easily and quickly let clients know about their safety and work status. Upwork has a long legacy in Ukraine, with deep roots going back to the founding days of our company, and we have thousands of talent, clients, and our own team members who call Ukraine home. To ensure we were honoring that history and supporting our people, we donated $1 million to Direct Relief International and established a $100,000 matching program for donations from our own team to provide humanitarian support to the Ukrainian population. The second truth highlighted by the crisis has been the resilience of the talent on Upwork and our work marketplace model in the face of disruption. We have seen relatively muted impacts from the crisis on our business in the first quarter, estimating that revenue loss directly attributed to the war was approximately $1 million. We have all been in awe of the resilience of the Ukrainian people over the past two months, and we have seen a microcosm of this resilience on the Upwork platform. Even as offices may be shuttered and people forced to move from place to place, the fact that talent can take their Upwork work with them anywhere is never more valuable than right now. Ukrainian professionals are logging onto Upwork to work and support their families at the highest levels we have seen. Talent registrations in Ukraine reached record numbers, and the number of Ukraine-based talent earning for the first time on Upwork jumped to more than two times pre-invasion levels. The volume of project bids from talent in Ukraine at the end of the quarter was averaging approximately 25% higher than pre-invasion levels. Furthermore, the unique scale and heterogeneity of our platform offers its own type of resilience from disruption. An ecosystem of 90+ categories and 10,000+ skills and a globally distributed talent pool engaging in over 3 million jobs annually are each a testament to the strength of the Upwork work marketplace. We are pleased with the business continuity we have been able to deliver through this crisis for talent and clients alike. Our metrics across the business remain strong. For example, we have seen no noticeable impact to our job fill rates since the start of the crisis. The third truth emerging from the crisis has been the increased relevance of competitive advantages of our business around trust, safety, and security, which have been made even more relevant as the world changes and business priorities evolve. This difficult and heartbreaking war has crystallized our clients’ need for a partner and trusted advisor with a shared set of values that can fulfill their remote talent needs through a diversified, highly skilled global talent pool able to withstand volatility in a dynamic world. We have heard from clients during this crisis that they trust Upwork as a destination for high-quality remote knowledge workers in an increasingly low-trust, fragmented global economy. To so many in our growing customer base, Upwork is essential. They require peace of mind knowing Upwork offers solutions, safeguards, and talent they can trust. They rely on us for comprehensive solutions that enhance their own flexibility, stability, business continuity, and resiliency. This is a unique attribute of our market category leadership in which we will continue to invest. Organizations’ demand for talent access, growth, digital transformation, cost savings, and agility has not abated. Whether clients want to hire in their country, globally, in a specific time zone, near, or far, they need a powerful, secure digital platform that matches and delivers talent they can trust with the exact skills to get the job done. Meanwhile, talent across the globe continue to demand the freedom and flexibility to work on their terms and in ways that fulfill their needs—from small to large projects and from freelance to full-time—along with assurances that they will get expediently paid for the great work they deliver. © 2022 Upwork Inc. 3

This quarter has illuminated and reinforced a number of Upwork’s long-standing strengths and most formidable attributes: established trust, people-centric mentality and actions, responsible stewardship for small and large customers alike, steadfast decision-making, and unparalleled resilience. These strengths propelled customers to spend $1 billion in GSV on Upwork in the first quarter of this year. They will also continue to serve as anchors of our offering and promise to customers; will uniquely equip us to successfully innovate, evangelize, and scale the world’s work marketplace; will underpin our ability to deliver profitable growth; and will permeate our leadership in the global movement to reimagine work. Reinforcing the Work Marketplace in Ukraine Our hearts go out to all those affected by the invasion of Ukraine. The safety, security, and well-being of customers and our team members in the region are top priorities. In addition to facilitating the relocation of dozens of our own team members, Upwork has taken a number of measures to aid independent professionals and the impacted community in Ukraine, including: ● Introducing the ability to send donations directly to individual talent through Project Catalog, no talent fees and no work required. ● Waiving any potential negative impact on Job Success Scores to preserve their businesses, even if they’re currently unable to work. ● Providing faster access to funds through expedited payments. ● Making it easier for professionals to connect with clients about safety and work status. ● Rematching clients around the world with highly skilled talent who are available to work in Ukraine or in other regions, where necessary. ● Donating $1 million to Direct Relief International in support of the Ukrainian population. ● Establishing a $100,000 matching program for donations from our own team for further humanitarian relief. We continue to identify and implement ways to help those suffering from this senseless war and to carry out Upwork’s mission of creating economic opportunities so people have better lives, while hoping that a path to peace is not far off for Ukraine. For more information on these and other efforts, visit upwork.com/help-ukraine. © 2022 Upwork Inc. 4

Q1’22 Business Highlights Business Update on Ukraine, Russia, and Belarus Prior to Russia’s invasion of Ukraine, we put in place a crisis response team to prepare for any escalation of the conflict and help our customers do the same. Approximately 10% of our overall workforce, including one-third of our engineering team, was based in the region. We responded rapidly to support our team members when the invasion began, including quick moves to prepay team members and fund relocations, and fervently working night and day to execute the logistical efforts crucial to helping many of them reach safety and connectivity. Approximately 95% of our Ukrainian team members are still able to work with us, both from within Ukraine and from other locations for those who have been able to relocate. As part of our commitment to our Ukrainian team members who remain in the country, we have provided financial assistance in relocating their family members to safer locations outside of Ukraine. With our assistance, approximately three-quarters of our team members in Russia and Belarus have also relocated out of those countries and are continuing to work with us. While the invasion’s impact on our team’s capacity and our reprioritization of several initiatives related to crisis response had a short-term influence on our resourcing and roadmap, we are proud of our continued focus on serving our customers’ most pressing needs as well as our people-first commitment to our team members during a time of unprecedented personal hardship. On March 7, we announced the suspension of all business operations in Russia and Belarus, taking effect by May 1 and starting with shutting down support for new business generation in each country. Given we prohibited new engagements with users in Russia and Belarus shortly following the announcement, the level of new engagements in those countries has effectively gone to zero. Contracts with talent or clients in Russia or Belarus that were in place as of the date of the announcement will terminate by May 1, though some payments to freelancers will occur after that date. January and February 2022 were not impacted by the suspension, but March GSV in Russia and Belarus was about two-thirds of pre-invasion levels. Because many existing contracts have yet to end, we do not have data to inform what level of substitution will happen after May 1. With users in Ukraine, Russia, and Belarus accounting for approximately 25% of our web, mobile, and software development (WMSD) business activity in 2021, we have been closely monitoring global WMSD job fill rates and global hourly rates. Thus far, we have not experienced a material change in these metrics—a promising sign for a critical skills category and an indication of the durability of our marketplace. With respect to business activity in Ukraine, after dipping initially, by the end of the quarter, GSV was about 90% of pre-invasion levels. Financially, we estimate that first-quarter revenue loss directly attributed to the war was approximately $1 million. We expect to see a larger impact to revenue in the second quarter due to the winding down of all contracts with talent and clients in Russia and Belarus by May 1 and also because all three months of the quarter will be affected by Russia's invasion of Ukraine. Upwork also incurred roughly $4.3 million in humanitarian and related expenses in the first quarter, supporting relocation for team members and their families from Ukraine, Russia, and Belarus as well as making substantial donations to Ukraine-focused nonprofits. © 2022 Upwork Inc. 5

Innovating the Work Marketplace The work marketplace is here to offer clients consumer-level simplicity with enterprise-grade capabilities and to be the preferred destination for top talent to innovate their careers. In the first quarter, we announced that we are simplifying our client plans and pricing for our non-Enterprise Clients on April 28 by introducing our Client Marketplace Plan. Our goal with this change is to give all clients more features for a flat service fee that simplifies their experience, reduces friction, and provides more value. The new Client Marketplace Plan offers two advantages to our clients. First, it simplifies our clients' experience by eliminating monthly subscription fees and moving to a client marketplace fee of 5% on each transaction—or discounted to 3% if paid via ACH for eligible clients. Second, it offers more value by giving all clients access to most of the features of the Plus plan, which were previously available only behind the subscription paywall, such as access to premium talent, advanced reporting options, and team management features. Talent Marketplace™ Our 2022 strategy for the Talent Marketplace, our “post and hire” model in which businesses post jobs and talent browse and bid on those jobs, is threefold: 1) make it easy for clients and talent to get started on the Upwork platform, 2) ensure that clients and talent have a delightful experience when completing their first job, and 3) establish Upwork as the place clients and talent come back to again and again for work. In the first quarter we executed a number of initiatives to help move us forward in making these focus areas a reality, including updating our taxonomy to make finding talent easier and improving in-contract messaging between clients and talent to continue helping them build long-lasting relationships on our work marketplace. Separately, in rapid response to the war in Ukraine, we enabled faster payouts to freelancers and agencies that were impacted. In the second quarter, our focus will be on making it easier for first-time clients to get started with Upwork Career Innovators: Khrystyna Boyko and Bohdan Lysyk Khrystyna Boyko and Bohdan Lysyk are partners at Lviv-based And Action, a creative agency with eight years of experience crafting interactive content, live-action videos, motion graphics, and communications strategies for top brands. In February when 70 percent of their projects were put on hold, they turned to Upwork to diversify their customer base. “Initially we were worried about the stigma that could come from being a Ukraine-based agency,” Boyko said. “But after a few weeks of ramping up some new projects on the platform, we found that clients around the world were turning to Upwork to hire agencies and companies like ours as a way to show support for our country. So we shifted our strategy and now are celebrating the fact that we are a Lviv-based agency. We want people to know that when they hire an agency like ours, as an added value to the high-quality work we deliver, their project is directly supporting the Ukrainian economy.” “Upwork gave us a way to work with anyone, from anywhere. Our message to companies around the world is that we are highly skilled professionals who work quickly, offer exceptional quality, and are every bit as capable of completing your project as someone in the U.S. or Germany is,” Bohdan said. “We want clients to know: We are open for work. Give us a try.” © 2022 Upwork Inc. 6 with an even faster and easier sign-up process, helping clients convey their requirements more accurately in order to attract the best-fitting talent to their job posts, improving talent profiles to highlight the attributes that are most important to hiring clients, and expanding Virtual Talent Bench™ (VTB) throughout our platform, making it easier for clients to hire from VTB and enabling clients to share their shortlists of talent with their networks. Project Catalog™ In Project Catalog, our one-click, browse-and-buy experience, we continue to see positive signals. The results from our continued user research highlights the ability for Project Catalog to convert visitors to lightweight customers and then to repeat buyers, supporting our hypothesis for the value of a holistic work marketplace and the role that Project Catalog has as part of it. For example, 47% of clients who bought a Project Catalog project in 2021 made a repeat purchase later in the year. Of those repeat purchases, 72% were made on the Talent Marketplace and 50% were another Project Catalog project, suggesting up to 22% made repeat purchases on both. More than half of clients who hire again are working with the same talent. During the first quarter, we launched Catalog On Demand, which creates a curated set of options, focusing on the needs of clients searching for projects in technical and writing-focused categories. This capability lays the foundation for exciting partnership opportunities. For example, we recently closed a client-referral partnership with Klaviyo, a Boston-headquartered unified customer platform that gives online brands direct ownership of their consumer data and interactions, empowering them to turn transactions with customers into long-term relationships—at scale. This partnership will utilize Catalog on Demand to market custom-tailored Upwork work solutions to Klaviyo’s customer base. Project Catalog Consultations is an exciting feature we launched on April 7, and is meant to drive additional synergies across our various products. With this feature, clients are able to quickly and easily book paid consultations with talent to get expert advice Career Innovator: Amanda Caswell “It is not just a side hustle. Upwork is where you can make a living,” said senior copywriter and branding expert Amanda Caswell, who traded her jobs at Nickelodeon and Comedy Central for the lifestyle Upwork offered her. “Through Upwork I get to work with many amazing brands, not just one, and I’ve never been happier,” she said. Amanda is an award-winning and expert-vetted professional on Upwork, a NYU and Miami Ad School alum, and mother to a 7-year-old, 3-year-old, and 15-month-old. She boasts an impressive roster of clients, including Bissell as well as many Fortune 500 companies. "I feel like every day I say how grateful I am for Upwork. We bought a house, we have a pooI, we have everything we could want. But most importantly, I can do work for some of the world’s leading brands without sacrificing spending quality time with my children. I am so thankful for the flexibility Upwork has given me and the opportunity it’s offered me to be the primary earner in our household, send my children to private school, and do work I love. Upwork is making it possible for someone like me, who is a mom, to have a career without stepping foot in an office.” © 2022 Upwork Inc. 7 before moving forward with a larger project. Consultations are a great example of how we can leverage the ability of clients to buy pre-scoped projects to enhance their overall experience on our work marketplace by reducing the friction to get started with talent they are interested in working with. In the second quarter, our focus is to integrate Project Catalog more universally and seamlessly into the full universe of Upwork’s search, browse, and onboarding experiences, allowing more customers to discover and utilize predefined projects to achieve their goals from wherever they are in Upwork. Paid Promotional Products Our goal for our paid promotional products is to increase our fill rate and generate new revenue by making sure human attention on our platform goes to the people who value it the most. These paid promotional products arm talent with the tools they need to boost their visibility and increase their odds of winning more business on our work marketplace. Additionally, they give our clients valuable signals about who is most interested in receiving invites or getting consideration for a particular job. We expanded the availability badges across all categories on our work marketplace in late January and made boosted proposals generally available in late March. Availability badges help clients to direct their invitations to readily available talent who are signaling their desire to obtain more invites—reducing the likelihood of clients sending invites to talent already committed to another project. Boosted proposals are our first auction-based promotional product, allowing talent to increase their chances of getting the jobs they want by bidding Connects for one of three promoted slots pinned to the top of the client’s proposal manager. Work Innovator: Zendesk In the third quarter of 2020, we highlighted how Zendesk, an integrated customer support software company with more than 5,000 employees, was utilizing Upwork to build its Virtual Talent Bench. Zendesk has continued to expand its usage of Upwork by taking an international approach to finding top procurement talent with the help of Upwork. Rendi Miller, VP of Strategic Sourcing and Procurement at Zendesk, has led her function with a simple but powerful goal at the forefront of her efforts: to simplify the procurement process and make it quicker and easier for internal teams at Zendesk to navigate. “To do that, you have to have easy-to-use systems, but you also have to have the right people, who are trusted partners,” Miller explained, “who know what they’re doing and who are truly bringing value to the business. And by value, I'm not just talking about saving money, but managing risk and compliance, aligning with their business partners, and alerting them to new ideas in the market that meet their needs. “Zendesk places a high level of importance on our vendor-customer relationships and ensuring trust and transparency. One example of this is how we work with Upwork. They offer a unique niche in the marketplace, and we recognize the value of our relationship with them and look forward to their ongoing support.” © 2022 Upwork Inc. 8

Evangelizing the Work Marketplace We continued to progress on our marketing strategy to raise awareness of Upwork with customers and prospects in the first quarter of 2022. For the first time, new client acquisition exceeded the record levels we saw in the first quarter of 2021 during the height of the pandemic. Moreover, average first-quarter spend from newly acquired marketplace clients increased year-over-year again, indicating strong engagement with our work marketplace. This is a continued long-term trend of new clients increasing spend on the platform. In terms of brand marketing, we continue to believe the time is now for investing in our business to win customer market share at a time when customer needs for our offering have never been greater. Despite the fact that we are the leader in our market category, our brand awareness amongst target clients is in the single digits. In the first quarter of 2022, we invested approximately $18 million in brand marketing. Our investment continues to be focused on high-reach media placements aligned to our target audiences with a focus in the U.S. using TV, radio, out-of-home (OOH), social, digital, podcasts, pre-roll, and native with our “The Perfect Fit” campaign. While it takes time to measure and understand the impact of brand investments, we are pleased by the early signals we are seeing. We are encouraged by the 20% and 24% increase in overall website traffic and client registrations, respectively, in the first quarter over what we saw in the third quarter of 2021 prior to our investment in brand ramping. Additionally, through local ad testing, which consisted of three weeks of local TV and radio and was conducted across five markets, we gained confidence in our ability to move aided and unaided brand awareness, as these markets saw a 100 to 500 basis point increase. Work Innovator: Traffix Throughout the first quarter of 2022, Russia’s invasion of Ukraine prompted business leaders globally to enter and remain in crisis management mode. Many of our large Enterprise Clients turned to us for help mitigating disruption and ensuring business continuity as they shifted their strategies, halted business in the region, and tried to ensure their team’s safety. “The nine Ukrainian talent we work with have fully transformed how we have been able to offer service desk support and are a fantastic success story,” said Marc Knoop, CTO of Traffix, a full-service Canada-based logistics company. “They are hardworking, amazing workers. So when the war escalated, I knew having a business continuity plan was important to our organization, but continuing to support these incredible workers was of equal importance to me.” Knoop turned to Upwork to see if we’d be able to help provide continued support to these professionals as well as backup talent in the event he needed it. “What Upwork was able to do was reassure me that whether it was immediate rematching services we needed or a full business continuity solution, they were here for me. Thankfully, I am still able to speak with these talent on a daily basis, as they have all relocated to safer locations within Ukraine. But just knowing we have a plan is invaluable to me and our leadership team.” © 2022 Upwork Inc. 9

During the quarter, Upwork was named to the second annual TIME100 Most Influential Companies list highlighting businesses making an extraordinary impact around the world. Upwork earned its place on the prestigious list by executing on our strategy to innovate, evangelize, and scale the work marketplace.

Scaling the Work Marketplace

The first quarter of 2022 was another quarter of strong execution on our Land and Expand strategy. Our Land team signed 32 new Enterprise Clients, which was 33% higher than during the first quarter of 2021, when we had roughly the same number of ramped reps, marking the fourth consecutive quarter in which we exceeded our deals-per-rep productivity targets. We continue to execute well against our hiring plans and are on track to achieve our goal of doubling the size of the Land team by the end of 2022. Given the assumed three- to six-month ramp period for new reps, we expect the new reps we started adding in the fourth quarter of 2021 to start driving an increase in deals per quarter in the second quarter of 2022.

The Expand team also drove significant results during the quarter, with Enterprise Revenue growing 55% year-over-year to $10.8 million in the first quarter of 2022. Clients that spent $1 million or more in the trailing 12 months grew 57% year-over-year and 12% quarter-over-quarter.

Welcome: New Enterprise Clients

Honeywell

Upwork welcomed Honeywell, a Fortune 100 technology company that delivers industry-specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally, as one of our new Enterprise Clients during the first quarter. Honeywell competes with other top companies for tech talent, and its current resources do not allow for flexibility in contract duration—it currently can hire only for six months or more. The leaders envision utilizing Upwork to start with what they call microtasks: to be able to have a bench of flexible talent focused on product innovation. We are excited to continue to grow our partnership with Honeywell and support its access to the on-demand, specialized experts it needs to scale product innovation.

We are equally excited to welcome all 32 of our new Enterprise Clients from the first quarter of 2022 to Upwork, some of which include:

reddit FABLETICS

SOFTEQ realtor.com AppDirect

ScienceSoft globalpayments CISION

© 2022 Upwork Inc.

10

Q1’22 Enterprise Sales Performance Enterprise Revenue Enterprise Revenue grew 55% year-over-year to $10.8 million in the first quarter of 2022. We define Enterprise Revenue as revenue from our Upwork Enterprise offering, including all related client fees, subscriptions, and talent service fees. New Enterprise Clients We signed 32 new Enterprise Clients in the first quarter of 2022, an increase of 33% year-over-year, despite having roughly the same number of ramped account executives, which has been relatively consistent for the past five quarters. We define an Enterprise Client as a client that has entered into a contract for its use of our Upwork Enterprise offering. © 2022 Upwork Inc. 11

Q1’22 Financial Results Gross Services Volume (GSV) GSV in the first quarter of 2022 was just over $1 billion, with continued strong year-over-year growth of 27%. GSV represents the total amount that clients spend on both our marketplace offerings and our managed services offering as well as additional fees we charge to talent for other services. Active Clients Active Clients, defined as those clients that had spend activity during the 12 months preceding the date of measurement, increased 16% year-over-year. We ended the first quarter of 2022 with approximately 793,000 Active Clients. Over the past two years there has been a paradigm shift that is starting a reinvention in how work is done. More clients are finding value at scale on our work marketplace as evidenced by the growth of our highest-spending client segments, including those that have spent over $1 million per year in the trailing 12 months, which is growing 57% year-over-year. © 2022 Upwork Inc. 12

GSV per Active Client GSV per Active Client increased 18% year-over-year to $4,742. We have seen continued acceleration in the growth of GSV per Active Client as more-tenured clients continue to expand their spend and the large number of clients acquired in the past year begin to mature into higher-value clients. Take Rate Our overall take rate in the first quarter of 2022 was 14.1%, up slightly from the previous quarter and down from 14.4% in the first quarter of 2021. This was primarily driven by managed services revenue growing at a faster rate than our marketplace revenue. Marketplace take rate for the first quarter of 2022 was 13.1%, up slightly from the previous quarter and down from 13.5% in the first quarter in the prior year. Marketplace take rate measures the correlation between marketplace revenue and marketplace GSV and is calculated by dividing marketplace revenue by marketplace GSV. The increase from the previous quarter was partially driven by an increase in revenue from Connects due to the new promotional products. The year-over-year decrease in marketplace take rate was primarily driven by existing clients maturing into higher-value clients developing long-lasting relationships with talent. More higher-value relationships being built on Upwork and higher spend per client results in a larger percentage of business activity on the platform being priced at the lower rates of our tiered service fee structure. © 2022 Upwork Inc. 13

Revenue Total revenue grew 24% year-over-year to $141.3 million in the first quarter of 2022. Marketplace revenue for the first quarter of 2022 was $129.4 million, reflecting a year-over-year increase of 24%. Marketplace revenue consists of revenue derived from our marketplace offerings. Our marketplace offerings include offerings other than our managed services offering, such as our Client Marketplace Plan, Upwork Enterprise, Project Catalog, and Talent Scout, among others. We generate marketplace revenue from both talent and clients. Managed services revenue grew 33% year-over-year to $11.9 million for the first quarter of 2022. Gross Profit and Margin GAAP gross profit was $103.4 million for the first quarter of 2022, or 73% of revenue, which was flat with 73% of revenue in the prior period. Non-GAAP gross profit was $103.7 million, or 73% of revenue, in the first quarter of 2022, compared with 73% in the first quarter of 2021. © 2022 Upwork Inc. 14

OPEX GAAP operating expenses for the first quarter of 2022 were $127.1 million, representing 90% of revenue, compared with 80% in the prior year, with R&D increasing from 23% to 27%, sales and marketing increasing from 35% to 41%, G&A remaining flat at 21%, and transaction losses increasing from 1% to 2% of total revenue in the first quarter of 2022. Non-GAAP operating expenses for the first quarter of 2022 were $106.2 million, representing 75% of revenue, as compared with 70% in the prior year, with R&D remaining flat at 21%, sales and marketing increasing from 34% to 39%, G&A decreasing from 14% to 13%, and transaction losses increasing from 1% to 2% of total revenue in the first quarter of 2022. The increase in sales and marketing was driven by our investments in brand marketing and our Enterprise sales team. Net Income (Loss) GAAP net loss was $(24.7) million in the first quarter of 2022 compared with GAAP net loss of $(7.8) million in the first quarter of 2021. GAAP net loss per basic and diluted share was $(0.19) in the first quarter of 2022 compared with GAAP net loss per basic and diluted share of $(0.06) in the first quarter of 2021. Non-GAAP net loss was $(3.5) million in the first quarter of 2022 compared with non-GAAP net income of $4.2 million in the first quarter of 2021. Our non-GAAP net loss per basic and diluted share was $(0.03) in the first quarter of 2022 as compared with non-GAAP net income per basic and diluted share of $0.03 in the first quarter of 2021. Adjusted EBITDA Adjusted EBITDA loss was $(0.4) million in the first quarter of 2022, compared with adjusted EBITDA of $6.9 million in the first quarter of 2021. Adjusted EBITDA in the first quarter of 2022 was higher than our original guidance, which was withdrawn on March 7, 2022, driven largely by pushing $6 million of brand marketing spend out of the first quarter and into the rest of the year, as well as hiring that occurred later in the quarter than forecast. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense; depreciation and amortization; interest expense; other (income) expense, net; income tax (benefit) provision; and, if applicable, other non-cash transactions. Additionally, in response to Russia’s invasion of Ukraine, during the first quarter of 2022, we incurred $4.3 million in incremental expenses associated with our humanitarian response efforts, and we may continue to incur such expenses as the war continues to unfold. These expenses are not representative of our ongoing operations, and as a result, we excluded these costs from adjusted EBITDA for the first quarter of 2022 and, to the extent we continue to incur these expenses, intend to continue to do so in future periods. Cash Flow and Balance Sheet Cash, cash equivalents, and marketable securities were approximately $673.0 million at the end of the first quarter of 2022. © 2022 Upwork Inc. 15

Guidance We are guiding second-quarter 2022 revenue to be between $147 million and $151 million, which is 20% year-over-year growth at the midpoint. We are also providing updated full-year 2022 revenue guidance of between $590 million and $610 million. As a reminder, the suspension of all business operations in Russia and Belarus, takes effect by May 1, 2022. While we estimate that the revenue impact in the first quarter of 2022 from the war in Ukraine was approximately $1 million, we expect to see a larger impact to revenue in the second quarter due to the winding down of all contracts with talent and clients in Russia and Belarus by May 1 and also because all three months of the quarter will be affected by Russia's invasion of Ukraine. We expect second-quarter 2022 adjusted EBITDA to be a loss of between $(6) million and $(10) million. In the second quarter we expect to invest approximately $24 million in brand marketing and are maintaining our plans to invest $80 million in 2022. We are not providing full-year 2022 adjusted EBITDA guidance at this time as we currently do not have visibility into what level of substitution will happen after May 1 when contracts with talent or clients in Russia and Belarus are required to wind down or how the situation in Ukraine will evolve. We are confident that we have the right strategy to achieve our long-term objectives, including being able to deliver adjusted EBITDA margins of 30% to 35% in the long run. We expect second-quarter 2022 non-GAAP basic loss per share to be between $(0.06) and $(0.10) and basic weighted-average shares outstanding in the range of 130 million to 132 million. We continue to expect stock-based compensation to average slightly more than $20 million per quarter for 2022. We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss), non-GAAP diluted EPS to GAAP diluted EPS, or non-GAAP basic loss per share to GAAP basic loss per share because certain items that impact GAAP net income (loss), GAAP diluted EPS, and GAAP basic loss per share are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss), non-GAAP basic loss per share to GAAP basic loss per share, and non-GAAP diluted EPS to GAAP diluted EPS is not available without unreasonable effort. Q2 2022 Guidance FY 2022 Guidance Revenue $147 million - $151 million $590 million - $610 million Adjusted EBITDA $(6) million - $(10) million Basic weighted-average shares outstanding 130 million - 132 million Non-GAAP basic and diluted loss per share $(0.06) - $(0.10) © 2022 Upwork Inc. 16

Q1 2022 Conference Call and Webcast Upwork will host a conference call today, April 27, 2022, at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s first-quarter 2022 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our Twitter handle (twitter.com/Upwork), and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only. Thank you, Hayden Brown President & CEO Jeff McCombs CFO © 2022 Upwork Inc. 17

UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (Unaudited) Three Months Ended March 31, 2022 2021 Revenue Marketplace $ 129,425 $ 104,670 Managed services 11,912 8,949 Total revenue 141,337 113,619 Cost of revenue 37,916 30,441 Gross profit 103,421 83,178 Operating expenses Research and development 38,161 26,613 Sales and marketing 57,642 39,604 General and administrative 29,141 23,531 Provision for transaction losses 2,129 1,127 Total operating expenses 127,073 90,875 Loss from operations (23,652) (7,697) Interest expense 1,125 199 Other income, net (68) (78) Loss before income taxes (24,709) (7,818) Income tax provision (29) (17) Net loss $ (24,738) $ (7,835) Net loss per share, basic and diluted $ (0.19) $ (0.06) Weighted-average shares used to compute net loss per share, basic and diluted 129,359 125,279 © 2022 Upwork Inc. 18

UPWORK INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited) March 31, 2022 December 31, 2021 ASSETS Current assets Cash and cash equivalents $ 121,174 $ 187,205 Marketable securities 551,781 497,566 Funds held in escrow, including funds in transit 196,379 160,813 Trade and client receivables, net 62,048 66,826 Prepaid expenses and other current assets 18,152 17,243 Total current assets 949,534 929,653 Property and equipment, net 20,930 21,329 Goodwill 118,219 118,219 Operating lease asset 9,930 10,682 Other assets, noncurrent 1,663 1,178 Total assets $ 1,100,276 $ 1,081,061 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities Accounts payable $ 10,327 $ 4,996 Escrow funds payable 196,379 160,813 Accrued expenses and other current liabilities 33,033 45,742 Deferred revenue 23,548 22,083 Total current liabilities 263,287 233,634 Debt, noncurrent 562,040 561,299 Operating lease liability, noncurrent 15,412 16,753 Other liabilities, noncurrent 10,188 9,858 Total liabilities 850,927 821,544 Stockholders’ equity Common stock 13 13 Additional paid-in capital 528,516 511,096 Accumulated other comprehensive loss (3,378) (528) Accumulated deficit (275,802) (251,064) Total stockholders’ equity 249,349 259,517 Total liabilities and stockholders’ equity $ 1,100,276 $ 1,081,061 © 2022 Upwork Inc. 19

UPWORK INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Three Months Ended March 31, 2022 2021 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (24,738) $ (7,835) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Provision for transaction losses 1,919 901 Depreciation and amortization 2,009 3,194 Amortization of debt issuance costs 740 19 Amortization of premium of purchases of marketable securities, net 537 10 Amortization of operating lease asset 751 911 Tides Foundation common stock warrant expense 188 188 Stock-based compensation expense 16,735 11,226 Changes in operating assets and liabilities: Trade and client receivables 2,990 (5,584) Prepaid expenses and other assets (1,394) (1,542) Operating lease liability (1,292) (401) Accounts payable 1,150 5,540 Accrued expenses and other liabilities (12,734) (6,291) Deferred revenue 1,663 1,540 Net cash provided by (used in) operating activities (11,476) 1,876 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of marketable securities (160,251) (20,976) Proceeds from maturities of marketable securities 106,634 31,000 Purchases of property and equipment (193) (70) Internal-use software and platform development costs (1,233) (2,298) Net cash provided by (used in) investing activities (55,043) 7,656 CASH FLOWS FROM FINANCING ACTIVITIES: Changes in escrow funds payable 35,566 26,360 Proceeds from exercises of stock options 488 2,597 Repayment of debt — (1,893) Net cash provided by financing activities 36,054 27,064 NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (30,465) 36,596 Cash, cash equivalents, and restricted cash—beginning of period 352,058 232,463 Cash, cash equivalents, and restricted cash—end of period $ 321,593 $ 269,059 © 2022 Upwork Inc. 20

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands): March 31, 2022 December 31, 2021 Cash and cash equivalents $ 121,174 $ 187,205 Restricted cash 4,040 4,040 Funds held in escrow, including funds in transit 196,379 160,813 Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows $ 321,593 $ 352,058 UPWORK INC. COST OF REVENUE AND GROSS MARGIN (In thousands, except percentages) (Unaudited) Three Months Ended March 31, 2022 2021 Change Cost of revenue $ 37,916 $ 30,441 $ 7,475 25 % Components of cost of revenue: Cost of talent services to deliver managed services 8,959 7,208 1,751 24 % Other components of cost of revenue 28,957 23,233 5,724 25 % Total gross margin 73% 73% © 2022 Upwork Inc. 21

UPWORK INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (In thousands, except for percentages and per share data) (Unaudited) Three Months Ended March 31, 2022 2021 Net Loss $ (24,738) $ (7,835) Add back (deduct): Stock-based compensation expense 16,735 11,226 Depreciation and amortization 2,009 3,194 Interest expense 1,125 199 Other income, net (68) (78) Income tax provision 29 17 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts 4,287 — Adjusted EBITDA $ (433) $ 6,911 Cost of revenue, GAAP $ 37,916 $ 30,441 Stock-based compensation expense (239) (201) Humanitarian response efforts (89) — Cost of revenue, Non-GAAP 37,588 30,240 As a percentage of total revenue, GAAP 27% 27 % As a percentage of total revenue, Non-GAAP 27% 27 % Gross profit, GAAP $ 103,421 $ 83,178 Stock-based compensation expense 239 201 Humanitarian response efforts 89 — Gross profit, Non-GAAP 103,749 83,379 Gross margin, GAAP 73% 73 % Gross margin, Non-GAAP 73% 73 % Research and development, GAAP $ 38,161 $ 26,613 Stock-based compensation expense (5,615) (3,297) Humanitarian response efforts (2,653) — Research and development, Non-GAAP 29,893 23,316 As a percentage of total revenue, GAAP 27% 23 % As a percentage of total revenue, Non-GAAP 21% 21 % Sales and marketing, GAAP $ 57,642 $ 39,604 Stock-based compensation expense (2,265) (1,278) Humanitarian response efforts (260) — © 2022 Upwork Inc. 22

Sales and marketing, Non-GAAP 55,117 38,326 As a percentage of total revenue, GAAP 41% 35 % As a percentage of total revenue, Non-GAAP 39% 34 % General and administrative, GAAP $ 29,141 $ 23,531 Stock-based compensation expense (8,616) (6,450) Amortization of intangible assets — (667) Tides Foundation common stock warrant expense (188) (188) Impairment expense — — Humanitarian response efforts (1,285) — General and administrative, Non-GAAP 19,052 16,226 As a percentage of total revenue, GAAP 21% 21 % As a percentage of total revenue, Non-GAAP 13% 14 % Total operating expenses, GAAP $ 127,073 $ 90,875 Stock-based compensation expense (16,496) (11,025) Amortization of intangible assets — (667) Tides Foundation common stock warrant expense (188) (188) Humanitarian response efforts (4,198) — Total operating expenses, Non-GAAP 106,191 78,995 As a percentage of total revenue, GAAP 90% 80 % As a percentage of total revenue, Non-GAAP 75% 70 % Loss from operations, GAAP $ (23,652) $ (7,697) Stock-based compensation expense 16,735 11,226 Amortization of intangible assets — 667 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts 4,287 — Income (loss) from operations, Non-GAAP (2,442) 4,384 Net loss, GAAP $ (24,738) $ (7,835) Stock-based compensation expense 16,735 11,226 Amortization of intangible assets — 667 Tides Foundation common stock warrant expense 188 188 Humanitarian response efforts 4,287 — Net income (loss), Non-GAAP (3,528) 4,246 Weighted-average shares outstanding used in computing earnings loss per share, GAAP Basic (in millions) 129.4 125.3 Basic loss per share, GAAP $ (0.19) $ (0.06) © 2022 Upwork Inc. 23

Weighted-average shares outstanding used in computing earnings (loss) per share, Non-GAAP Basic (in millions) 129.4 125.3 Diluted (in millions) 129.4 134.0 Basic earnings (loss) per share, Non-GAAP $ (0.03) $ 0.03 Diluted earnings (loss) per share, Non-GAAP $ (0.03) $ 0.03 © 2022 Upwork Inc. 24

About Upwork Upwork is the world’s work marketplace. We serve everyone from one-person startups to over 30% of the Fortune 100 with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.3 billion on Upwork in 2021 across more than 10,000 skills in categories including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Twitter, Facebook, Instagram, and TikTok. Contact: Evan Barbosa Investor Relations investor@upwork.com Safe Harbor Statement This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the second quarter and full year of 2022, expectations regarding the impact of the Russian invasion of Ukraine and our decision to suspend our business operations in Russia and Belarus and the COVID-19 pandemic on our business and industry, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this shareholder letter, and are subject to risks and uncertainties, including but not limited to: the impact of the ongoing Russian invasion of Ukraine and our decision to suspend our business operations in Russia and Belarus and the COVID-19 pandemic on our business and global economic conditions; the impact, severity, and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our ability to attract and retain a community of talent and clients; our limited operating history under our current business strategy and pricing model; our focus on the long term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of talent on our work marketplace; the possibility that the market for © 2022 Upwork Inc. 25

Safe Harbor Statement (Cont.) talent and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise and clients with larger, longer-term independent talent needs; the success of our investments in our Enterprise sales organization and our related marketing efforts, and expectations for the ability for Enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; the success of our investments in brand marketing and the growth of our sales team; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to the impacts of the Russian invasion of Ukraine and our decision to suspend our business operations in Russia and Belarus and the COVID-19 pandemic on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 15, 2022 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this shareholder letter. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements. © 2022 Upwork Inc. 26

Non-GAAP Financial Measures To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations (and as a percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis), non-GAAP gross margin, and adjusted EBITDA in this shareholder letter. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, and, if applicable, other non-cash transactions. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future; or (e) certain incremental expenses associated with our humanitarian response efforts in response to Russia’s invasion of Ukraine, as these expenses are not representative of our ongoing operations. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this shareholder letter, and investors are encouraged to review the reconciliation. © 2022 Upwork Inc. 27